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                                  EXHIBIT 10.29


                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT ("Agreement") is made and effective as of the ____ day of November, 2000 (the "Effective Date"), by and between TRAVELEX AMERICA, INC., a Delaware corporation with offices at 1305 Franklin Avenue, Garden City, New York 11530 ("Purchaser"), and HERITAGE OAKS BANK, a California banking corporation with offices at 545 Twelfth Street, Paso Robles, California 93446 ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller is engaged in the business of providing automated teller machine services for use by the general public (the "Business"); and

         WHEREAS, Seller is the owner of forty-six (46) automated teller machines (collectively, the "ATM Machines," and each, an "ATM Machine") which have been installed at various locations and which are individually identified in EXHIBIT "A" hereto; and

         WHEREAS, Seller has agreements with various property owners (the "Property Owners") authorizing Seller to locate, install, operate and maintain the ATM Machines on the Property Owners' real property (collectively, the "Location Agreements"), as identified in EXHIBIT "B"; and

         WHEREAS, Purchaser desires to purchase and Seller desires to sell specified assets to Purchaser, pursuant to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:



SECTION 1.        SALE OF ASSETS; ASSUMPTION OF LIABILITIES.

         1.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase and accept, on the date of actual delivery to Purchaser (as described in Section 4), all of Seller's right, title and interest in and to the following assets of Seller (the "Assets"):

                  (a) The ATM Machines and surrounds, and the appropriate number of cash cassettes as relate to the Diebold model ATM Machines being delivered;

                  (b) The Location Agreements; and

                  (c) Any rights of Seller that may exist with respect to warranties made by any third party and offered for the ATM Machines, without exception, including all warranties made by any lessor, manufacturer, seller or supplier of the ATM Machines of any kind, nature, or description whatsoever, express or implied, regarding, without exception, title, merchantability, fitness, quality, repairs, services, design, condition,

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capacity, suitability, workmanship, performance, and defect (whether patent or latent), and compliance with the requirements of any law, rule, specifications or contracts pertaining to the ATM Machines (collectively, the "Warranties").

                  (d) All signage owned by Seller identifying the delivered ATM Machines, and their locations and availability for use.

                  (e)  All modems which form a part of any CSP model ATM
Machines.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth herein, the following assets of Seller are excluded from the Assets and shall be retained by Seller:

                  (a) All assets and real property not listed in Section 1.1;

                  (b) All cash and cash equivalents of the Business as of the date of actual delivery of the ATM Machines to Purchaser;

                  (c) All accounts and other receivables of the Business as of the date of actual delivery of the ATM Machines to Purchaser (including all cash in any ATM Machine);

                  (d) All detached and stand alone modems used in conjunction with the ATM Machines, EXCEPT, HOWEVER, the modems listed in Section 1.1(e) above;

                  (e) All software licenses and agreements used in the operation of the ATM Machines; and

                  (f) Any agreements or contracts to provide maintenance and service to the ATM Machines.

         1.3 AGREEMENT TO ASSUME CERTAIN LIABILITIES. From and after each date of actual delivery of Assets to Purchaser, Purchaser shall assume, discharge and perform all liabilities and obligations that arise from or are attributable to events occurring on or after each such actual delivery date pursuant to or attributable to the Assets acquired.

SECTION 2.        PURCHASE PRICE; PAYMENT; DELIVERY.

         2.1 PURCHASE PRICE. The purchase price of the Assets is TWELVE THOUSAND SEVEN-HUNDRED DOLLARS 00/100 ($12,700.00) per ATM Machine delivered to Purchaser (the "Purchase Price"). The Purchase Price shall be paid by Purchaser to Seller by certified check, official bank check, or wire transfer into Seller's bank account, the next day following actual delivery of the ATM Machine to Purchaser, which delivery is anticipated by the parties hereto to begin on November 27, 2000.

         2.2 EFFECTIVE DATE. This Agreement is deemed binding and effective as of the Effective Date. The parties acknowledge that the delivery of the Assets to Purchaser and the payment of the Purchase Price to Seller will occur incrementally over a period of time following the date of this Agreement, as detailed below.

         2.3 ASSIGNMENT AND ASSUMPTION AGREEMENT. Upon delivery of each ATM Machine to Purchaser, for and in consideration of the Purchase Price and Purchaser's performance hereunder, Seller and Purchaser shall deliver or cause to be delivered to one another an Assignment and Assumption Agreement, duly executed, in substantially the form of EXHIBIT "C", assigning the applicable Location Agreements from Seller to Purchaser.

         2.4 INTENTIONALLY OMITTED.

         2.5 SALES TAX. Purchaser and Seller agree that this transaction is an isolated sale and that no sales tax should be due as a result of Seller's sale of the Assets to Purchaser. However, if any sales tax is due as a result of Seller's sale of the Assets to Purchaser, Purchaser shall be solely responsible for payment

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of any and all sales tax due, and will indemnify Seller from all claims, liabilities and expenses of Seller with respect to such sales taxes. Any sales tax liability arising from or related to any time period before the date of actual delivery of the relevant ATM Machine to Purchaser shall be the sole responsibility of Seller.

SECTION 3.        PRE-DELIVERY.

         3.1 MAINTENANCE OF ASSETS. Seller will, up to the date of actual delivery of each ATM Machine to Purchaser, maintain the ATM Machines in good and proper condition and order (normal wear and tear excepted), and shall conduct the Business in the normal and regular manner of Seller, and will not materially deviate therefrom or enter into any contracts or other agreements affecting the Business, except as may be required in the regular course of the Business, or with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned).

SECTION 4.         DELIVERY OF ASSETS.

         4.1 OWNER CONSENTS. Seller shall obtain any third party consents of Property Owners necessary to assign to Purchaser each Location Agreement, which consents shall be substantially in the form of EXHIBIT "E" (each, an "Owner Consent").

         4.2 DELIVERIES BY SELLER ON DELIVERY DATE. On the delivery date indicated for each ATM Machine as provided on EXHIBIT "F" hereto
(collectively "Delivery Dates", and as to each ATM Machine, the "Delivery Date"), Seller shall deliver to Purchaser the following:

                  (a) Possession of the subject ATM Machine, free and clear of security interests, mortgages, pledges, options, liens and encumbrances, except for liens for taxes not yet due and payable;

                  (b) A Bill of Sale to Purchaser for the subject ATM Machine, duly executed, in substantially the form of EXHIBIT "G"; and

                  (c) The Owner Consent and Assumption and Assignment Agreement for the Location Agreement affecting the subject ATM Machine.

         4.3 PRORATION OF FEES AND EXPENSES. There shall be prorated between Purchaser and Seller as of the date of actual delivery of each ATM Machine to Purchaser all fees and expenses related to the subject Location Agreement, prepaid deposits, and all other items necessary to allocate the benefits and burdens of ownership of the subject Assets before and after the actual delivery date. Purchaser hereby agrees to reimburse Seller for any deposit, prepaid lease or rental amounts paid by Seller pursuant to the Location Agreements, which was credited for any period of time extending beyond the actual delivery date for each ATM Machine. Within sixty (60) days following the turnover of each ATM Machine, Seller shall send Purchaser a statement indicating the amount of rent which was prepaid, the prorated amount due calculated from the actual delivery date, proof of any deposit, along with proof of said pre-payment. Purchaser agrees to reimburse Seller for these amounts within twenty (20) days of receiving such notice.

         4.4 DELIVERY DATE NOT ACHIEVED. If delivery of any ATM Machine cannot be achieved within sixty (60) days of that ATM Machine's Delivery Date, for any reason, including Seller's failure to obtain an Owner Consent, either party may elect to terminate this Agreement as it pertains to that particular ATM Machine and Location Agreement, however, no election to terminate this Agreement with respect to a particular ATM Machine under this Section 4.4 shall affect Purchaser's obligation to buy and Seller's obligation to sell the remaining ATM Machines. The terminating party must provide written notice of its intent to terminate the Agreement to the non-terminating party pursuant to the notice provisions contained in Section 12.7 herein.

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SECTION 5.        TERMINATION OF LOCATION AGREEMENTS.

         5.1 TERMINATION OF LOCATION AGREEMENTS. In the event that, within the first twelve (12) months following the date of actual delivery to Purchaser (the "Termination Period"), any Property Owner terminates a Location Agreement for any reason other than default caused by Purchaser or due to any act or omission of Purchaser, Seller shall refund to Purchaser an amount equal to EIGHT HUNDRED SEVENTY FIVE DOLLARS ($875.00) for each full calendar month remaining in the Termination Period at the time of such termination, plus a like, pro-rated amount for any partial month remaining in the Termination Period, which amount, in the aggregate, shall in no event exceed TEN THOUSAND FIVE HUNDRED DOLLARS ($10,500.00) for each affected ATM Machine.

         5.2 PAYMENT OF SUMS DUE. Seller shall pay the sums due under Section
5.1 to Purchaser within twenty (20) days after receipt from Purchaser of notice in accordance with Section 12.7 hereof that a Location Agreement had been terminated, which notice is accompanied by written documentation reasonably evidencing such facts. Such notice shall be given by Purchaser within twenty (20) days of any termination or the provisions of this Section 5 shall be deemed waived by Purchaser with respect to such termination.

         5.3 Seller shall indemnify and hold Purchaser harmless from and against any and all liabilities with respect to the ATM Machines and Location Agreements arising, through no fault of Purchaser, prior to the actual date of delivery thereof to Purchaser.

         5.4 Seller warrants and represents, to its actual knowledge, the good environmental condition of all demised premises leased by it under the Location Agreements and conveyed hereunder, and that no violation of the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) as amended, and the Comprehensive Environmental Response, Compensation and Liability Act, or any other federal, state or local environmental ordinance, rule or regulation has occurred.

SECTION 6.        REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Purchaser, as follows:

         6.1 MARKETABLE TITLE. Seller is the owner and has good marketable title to each of the ATM Machines, free and clear of security interests, mortgages, pledges, options, liens and encumbrances, except for liens for taxes not yet due and payable.

         6.2 LOCATION AGREEMENTS. Each of the Location Agreements remains in full force and effect in accordance with its terms, and to the best of Seller's knowledge, no default, either by Seller or the Property Owner, exists under any of the Location Agreements.

         6.3 PENDING ACTIONS. To the best of Seller's knowledge, there are no proceedings pending or threatened against Seller before or by any court or administrative agency which, if adversely decided, would materially and adversely affect any of the Location Agreements.

         6.4 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its assets, properties and business as presently owned, leased or operated.

         6.5 AUTHORITY AND VALIDITY. Seller has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement, and this Agreement has been duly authorized by all necessary corporate action.

         6.6 ABILITY TO CARRY OUT AGREEMENT. Seller is not a party to, subject to, or bound by any contract or agreement or any judgment, order, writ, injunction, regulation or decree of any court or government body which could prevent or materially impair the carrying out of this Agreement. The execution and delivery of this Agreement, and the performance of the conditions hereof, will not violate any provision of law and will not conflict with or result in a breach of, or constitute a default under, any of the terms, conditions, or provisions of any contractual or other legally binding obligations applicable to Seller.

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         6.7 GOVERNMENT ACTION. No government action, consent, order or authorization, and no declaration, filing or registration with any governmental or regulatory authority, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and all other agreements, documents and instruments executed or delivered by Seller, as contemplated herein.

         6.8 BINDING EFFECT. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         6.9 NO BROKER. With the exception of Frank Manley, dba Palomino Marketing, Inc., to whom Seller has agreed to pay a finder's fee and commission, and whose fee shall be the sole obligation of Seller, no broker, finder, agent or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by Seller.

         6.10 NO VIOLATION OF ORDER OR LAW. Seller is not a party to, subject to or bound by any law or order that would prevent the execution or delivery of this Agreement, or the performance by Seller of its obligations hereunder. The execution, delivery and performance of this Agreement shall not cause the violation of any provision of any federal, state or local statutes, laws, rules, regulations, orders, permits and licenses affective or otherwise applicable to the Business or Seller's right, title, and interest in and to the ATM Machines and the Location Agreements, or the transfer and assignment thereof to Purchaser.

SECTION 7.        REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents and warrants to Seller, as follows:

         7.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its assets, properties and business as presently owned, leased or operated.

         7.2 AUTHORITY AND VALIDITY. Purchaser has the corporate power and authority, with Board of Director approval, to execute, deliver, and perform its obligations under this Agreement, and this Agreement has been duly authorized by all necessary corporate action.

         7.3 ABILITY TO CARRY OUT AGREEMENT. Purchaser is solvent and shall not be rendered insolvent by this transaction. Further, Purchaser is not a party to, subject to, or bound by any contract or agreement or any judgment, order, writ, injunction, regulation or decree of any court or government body which could prevent or materially impair the carrying out of this Agreement or any other agreement executed and delivered by Purchaser. The execution and delivery of this Agreement and any other agreement, document or instrument, and the performance of the conditions hereof, will not violate any provision of law and will not conflict with or result in a breach of, or constitute a default under, any of the terms, conditions, or provisions of any contractual or other legally binding obligations applicable to Purchaser.

         7.4 GOVERNMENT ACTION. No government action, consent, order or authorization is required for Purchaser to execute, deliver and perform this Agreement and all other agreements, documents and instruments executed or delivered by Purchaser or contemplated herein.

         7.5 BINDING EFFECT. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         7.6 NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Purchaser or any action taken by Purchaser.

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         7.7 NO VIOLATION OF ORDER OR LAW. Purchaser is not a party to, subject to or bound by any law or order that would prevent the execution or delivery of this Agreement, or the performance by Purchaser of its obligations hereunder.

         7.8 RESPONSIBILITY TO CHANGE SIGNAGE. On the date of delivery for each ATM Machine, Purchaser shall, at Purchaser's sole cost, change all signs and related items associated with the subject ATM Machine, including the fee notice and certificate of ownership, to reflect Purchaser's ownership thereof.


SECTION 8.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

         8.1 SURVIVAL PERIOD. The representations and warranties made herein by Purchaser and Seller shall survive for a period of one (1) year from the date of this Agreement.

         8.2 INDEMNIFICATION. Seller and Purchaser hereby agree to indemnify one another against any loss, damage, claim, suit or proceeding ("Loss and Expense") arising out of or related to such party's breach of any representation, warranty or covenant made in this Agreement, including reasonable costs and attorneys' fees. Notwithstanding the foregoing provisions of this section, the maximum aggregate liability of either party to the other for indemnification under this Agreement and the transactions contemplated herein, shall not exceed Two Hundred and Ninety Thousand Dollars ($290,000).

SECTION 9.  LIMITATION OF WARRANTIES.

         Purchaser acknowledges and agrees that, except for the express representations and warranties of Seller specifically provided herein, Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, including but not limited to those respecting the suitability of the Assets for any and all activities and uses of Purchaser; the merchantability, marketability, profitability or fitness for a particular purpose of the Assets; the manner, quality, state of repair or lack of repair of Assets; or the compliance of or by the Assets or their operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body.

                  --------------------------------------------------
                  SELLER'S INITIALS         PURCHASER'S INITIALS


SECTION 10.  COVENANT NOT TO COMPETE; REMEDIES FOR BREACH.


         10.1 NON COMPETITION. Seller will not during the five (5) year period beginning the date of delivery of each ATM Machine to Purchaser, either directly or indirectly, for itself or any third party, become engaged in the Business within the same building or complex of buildings as where any of the delivered ATM Machines are located in accordance with the Location Agreements. In consideration of Seller's willingness to enter into this Agreement, and its willingness to disclose confidential and proprietary information and trade secrets to Purchaser, if for any reason this Agreement is terminated, in part or in its entirety, including partial termination with respect to one or more ATM Machines and Location Agreements under Section 4.5 herein, Purchaser will not, during a five (5) year period beginning on the date of the termination, either directly or indirectly, for itself or any third party, become engaged in the business of providing automated teller machine services within the same building or complex of buildings as where any of the ATM Machines affected by the termination are located.


         10.2 EQUITABLE REMEDIES. If either party breaches Section 10.1, the non-breaching party shall have, in addition to all other rights at law or in equity, the right and remedy to have this covenant not to compete specifically enforced by any court having equity jurisdiction, it being agreed and acknowledged that any such breach will cause irreparable injury and that money damages may not provide an adequate remedy. The non-breaching party shall have the right to collect all damages available at law, as well as

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reasonable costs and professional fees.

SECTION 11.  CONFIDENTIAL INFORMATION.

         Each of Seller and Purchaser acknowledge that certain of the information provided to the other will constitute trade secrets of the discloser, and each party agrees that all information and documentation made available or disclosed by one party hereto to the other as a result of or related to this Agreement, or pursuant to any negotiations therefor, shall be received and treated by the receiving party on a confidential and restricted basis, and, unless the information and documentation was publicly known at the time of original communication and disclosure between the parties hereto OR becomes publicly known subsequent to the time of communication and disclosure through no fault of the receiving party hereto, shall not be disclosed by the receiving party to third parties, or used by the receiving party for any purpose; EXCEPT, HOWEVER, to the extent required to comply with applicable law, regulation or court order. In particular, Purchaser will in no event use such confidential information to provide services similar to those of the Business in the buildings or complexes of buildings where any of the ATM Machines are located, apart from Purchaser's operation of those ATM's as contemplated by this Agreement.


SECTION 12.  MISCELLANEOUS.

         12.1 FURTHER ASSURANCES. Each party shall execute, acknowledge, verify, and deliver any and all further documents or affidavits requisite or appropriate to effectuate the provisions and purpose of this Agreement.

         12.2 SEVERABILITY. In the event any one or more terms, provisions, or conditions of this Agreement are, or shall be, duly determined by a court of competent jurisdiction to be either illegal, invalid or unenforceable, then said portion(s) shall be deemed excised and deleted or omitted herefrom, but the remainder of the Agreement shall remain in full force and effect.

         12.3 NON-WAIVER OF ENFORCEMENT. The failure of any party hereto, at any time or times, to enforce, or to insist upon enforcement, of any one or more terms, provisions, or conditions of this Agreement, shall not be deemed a waiver thereof, nor preclude or impair the enforcement of such term, provisions, or conditions upon any subsequent default, breach, or repudiation thereof.

         12.4 BINDING NATURE. This Agreement shall be binding upon each and all of the parties hereto and upon their heirs, distributees, legatees, and their Legal Representatives, successors and assigns, as the case may be, unless and to the extent otherwise herein specified. Notwithstanding the foregoing, this Agreement may not be assigned by either party without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed.

         12.5 ENTIRE AGREEMENT. This Agreement supercedes any prior agreement and contains the entire agreement of the parties hereto with respect to the subject matter hereof. All the parties hereto acknowledge and agree that no alleged representations, warranty, guaranty, letter or agreement, verbal or collateral, express and/or implied, not expressly set forth herein, unless attached hereto as an exhibit or schedule, shall have any legal effect whatsoever. This Agreement and its provisions, exhibits, and schedules merge any prior agreements, if any, of the parties and is the complete and entire agreement.

         12.6 MODIFICATION OR AMENDMENT. This Agreement may be modified, altered, amended and supplemented, or terminated, or extended, only by a subsequent writing executed by all of the parties hereto.

         12.7 NOTICES. No notice, request, consent, right to elect, option, approval, waiver or other communication under this Agreement shall be effective unless, but any communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by registered or certified mail, postage prepaid, return receipt requested, or by private express courier (such as Federal Express), or by telecopier and regular mail or personal delivery addressed to the address or facsimile number, as the case may be, if to Purchaser or Seller, at its respective principal place of business, or at such other address or addresses as any party may from time to time specify in a written notice so given to the other parties, with copies to be furnished to Reisman, Peirez & Reisman, L.L.P., Attention: Joseph Capobianco, Esq., 1305 Franklin Avenue, Garden City, New York 11530, fax
(516) 746-7799 and Andre, Morris & Buttery, Attention: J. Todd Mirolla, Esq., P.O. Box 730, San Luis Obispo, California 93406, fax (805) 543-0752. Delivery shall be deemed made or given upon delivery to courier or the other party, deposit in mailbox, or upon receipt by sender of its facsimile confirmation slip.

         12.8 ARBITRATION. Any dispute, controversy or claim arising out of or in respect to this Agreement (or its validity, interpretation or enforcement), or the subject matter hereof shall at the request of either party be submitted to and settled by arbitration conducted before a single arbitrator in the State of California in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration of such issues, including the determination of any amount of damages suffered, shall be final and binding upon the parties to the maximum extent permitted by law. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator shall award reasonable expenses (including reimbursement of the assigned arbitration costs) to the prevailing party upon application therefor.

         12.9 GOVERNING LAW. This Agreement is and shall be deemed to be a contract entered into under and pursuant to the laws of the State of California and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of California, and no defense given or allowed by the laws of any other state or country shall be interposed in any action herein unless such defense is also given or allowed by the laws of the State of California

         12.10 EXECUTION AND DELIVERY. This Agreement may be executed in counterpart, and the execution of several counterparts shall be as effective as at the execution of a single, original Agreement. The submission of this Agreement to either party or its broker, agent or attorney for review or signature does not constitute an offer to sell or purchase the Assets, nor does it grant an option or other rights with respect to the Assets. No contract with respect to the purchase and sale of the Assets shall exist, and this writing shall have no binding force or effect, until it is executed and delivered by both parties.




         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


TRAVELEX AMERICA, INC.                      HERITAGE OAKS BANK,

a Delaware corporation                      a California banking corporation



By:                                         By:
   -------------------------------             -------------------------------

Its:                                        Its:
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